                                                             Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000
FOR IMMEDIATE RELEASE                                                                                                       November 4, 2015

Almost Family Reports Third Quarter 2015 Results
Announces Agreement to Acquire Home Care by Black Stone in a Separate Release

Louisville, KY, November 4, 2015 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the period from July 4, 2015 to October 2, 2015.

Third Quarter Highlights:
•	Record Net service revenues of approximately $131.2 million
•	Net income attributable to Almost Family, Inc. of $7.8 million, $0.79 per diluted share versus $0.40 in the third quarter of 2014, primarily due to one-time settlement of legal and other matters
•	Adjusted earnings from home health operations (1) of $5.1 million, $0.51 per diluted share versus $0.49 in the third quarter of 2014
•	Adjusted EBITDA from home health operations (1) of $10.1 million
•	Operating cash flow of $8.3 million
•	Results include the acquisition of WillCare on August 29, 2015, which added $0.05 to diluted EPS from continuing operations for the quarter
•
Record Healthcare Innovations segment revenue of $2.0 million and operating income of $0.5 million as Imperium’s Medicare Shared Savings Payment success fee income was partially offset by operating losses in Ingenios

(1)	See Non-GAAP Financial Measures starting on page 12

Management Comments
William Yarmuth, Chairman and Chief Executive Officer, commented:  “We are extremely pleased to be announcing our third quarter earnings this morning along with the news of acquiring Home Care by Black Stone.  This marks our fourth acquisition announcement of 2015 and we are very happy to welcome the Black Stone employees to our family of caregivers.  With regard to earnings we are also pleased with our progress in the quarter which includes closing on the New York and Connecticut portions of the WillCare acquisition on August 29, 2015 and our second year of successful operation under the Medicare Shared Savings Program for ACO’s.  Revenues in the quarter were at an all-time record level and our quarterly adjusted earnings per share were the second-highest in our history eclipsed only by our earnings in the seasonally-higher second quarter of 2015.”

Almost Family Reports Third Quarter 2015 Results

November 4, 2015

Steve Guenthner, President commented:  “With today’s news, we mark two new “second-time” events in our development.  With Home Care by Black Stone included, Ohio is now the second state, Florida being the first, in which our revenues will exceed the $100 million mark.  Additionally, with the year not yet over, 2015 already ranks as our second most acquisitive year with four separate transactions announced, almost $100 million of capital deployed and over $120 million in revenues from acquired operations.”

Regarding CMS final regulations for 2016 Guenthner added: “We were pleased to see directionally positive movement from the proposed rule to the final rule.  While we continue to question some of the implementation details in the Value Based Purchasing model, now that it is in the final rule, we plan to work hard to demonstrate the quality of our care and our ability to perform under the program.  We strongly support CMS and other regulators’ efforts to define desired provider objectives, such as improving patient outcomes, and to incentivize providers to compete to achieve those objectives.  We look forward to continue to work with them in this regard.”

Yarmuth concluded:  “Stating the somewhat obvious, we are very optimistic about the future of home care in the health care delivery system and about the prospects for Almost Family in particular.  We have been very acquisitive year to date in 2015 and we plan to continue be very active both as a consolidator in home health and an innovator in related business opportunities.

Third Quarter Financial Results
The WillCare acquisition contributed $3.5 million in revenue and $0.6 million in contribution to the VN results.  VN segment net revenues increased to $98.3 million from $95.1 million in the prior year as WillCare related revenues were partially offset by lower organic revenues.  Total Medicare admissions grew by 1.6% to 21,876 from 21,531, resulting from a 2.6% increase from acquired operations partially offset by a 1.0% decrease in organic admissions.  Within the organic change in Medicare admissions, those reimbursed episodically increased about 1% while those reimbursed on a per-visit basis declined 13%.   VN segment contribution of $12.1 million or 12.3% of revenue remained consistent with the first half of 2015 and increased 7.8% over the same period of last year.

The WillCare acquisition contributed $3.4 million in revenue and $0.6 million in contribution to the PC segment results.  PC segment net revenues increased 7.7% to a record $30.8 million in 2015 from $28.6 million in 2014, as acquired WillCare revenues were partially offset by a decline in organic revenues primarily related to changes in Ohio.  PC segment contribution decreased 2.2% as compared to the same period of last year, primarily due to reimbursement and mix changes and increased worker’s compensation claims during the current period.

Deal, transition and other costs for 2015 include a one-time benefit of $4.2 million related to legal settlements, which was partially offset by a $1.8 million provision for the Chapter 7 bankruptcy filing of a specific payer and $1.1 million of deal, transition and closure costs primarily related to the 2015 acquisitions.  Deal and transition costs of $1.7 million in the third quarter of 2014 primarily related to the completion of the transition of our 2013 acquisitions.

Almost Family Reports Third Quarter 2015 Results

November 4, 2015

Net cash from operating activities of $8.3 million was generated in the three months ended October 2, 2015.  The Company noted that it has reduced days sales outstanding in accounts receivable and expects to continue to make progress in this area.

The effective tax rate for the third quarter of 2015 was 21.0% compared to 42.4% for the third quarter of 2014.  The lower effective tax rate for the 2015 period was primarily related to the tax treatment of a legal settlement in the third quarter of 2015.  Excluding the non-taxable settlement our effective tax rate for 2015 is approximately 40.5%

Year to Date Financial Results
VN segment net revenues increased $10.6 million, to $295.6 million from $285.1 million in the prior year.  VN segment net revenues were a record high for the nine-month period.  Medicare admissions grew by 3.2% to 67,965 from 65,868.  VN segment contribution of $36.9 million or 12.5% of revenue increased 15.0% over $32.1 million in the same period of last year.  The WillCare acquisition contributed $3.5 million in revenue and $0.6 million in contribution to the VN results.

PC segment net revenues increased $5.4 million or 6.5% to a record $89.1 million in 2015 from $83.6 million in 2014.  PC segment contribution increased 2.7% to a record $9.6 million as compared to $9.3 million in the same period of last year.  The WillCare acquisition contributed $4.7 million in revenue and $0.7 million in contribution to the PC segment results.

Net cash from operating activities of $13.4 million was generated in the nine months ended October 2, 2015.  Investing activities used $58.4 million of cash in acquisitions, investments and capital expenditures.

The effective tax rate for the nine months of 2015 was 32.9% compared to 40.5% for the nine months of 2014.  The lower effective tax rate for the 2015 period was primarily related to the tax treatment of a legal settlement in the third quarter of 2015.

Year to Date Corporate Developments
•	On September 29, 2015, we announced the acquisition of a Medicare-certified home health agency in Bayonne, NJ which is expected to close before the end of 2015.
•	On July 23, 2015 we acquired the stock of Ingenios Health provider of in-home clinical assessments
•	On August 29, 2015 the Company completed the final acquisition of WillCare.
•	On November 4, 2015, the Company acquired Home Care by Black Stone.
•	FY 2015 acquisitions are expected to add over $125 million to our annual revenue run-rate
•
Effective with the first quarter of 2015 the Company adopted a 52-53 fiscal reporting calendar under which it will report its annual results going forward in four equal 13-week quarters.  Every fifth year, one quarter will include 14 weeks and that year will include 53 weeks of operating results.  Once fully adopted, this approach will help minimize the impact of calendar differences when comparing different historical periods.

Almost Family Reports Third Quarter 2015 Results

November 4, 2015

•
As a result of the change in the fiscal reporting calendar, the quarter ended October 2, 2015 included one fewer day of results than they would have had if the change had not been made, while the year to date period January 1, 2015 through October 2, 2015 included 2 more days of results than they would have had if the change not been made.  Due to the fiscal reporting calendar change, the Independence Day holiday observed on July 3, 2015 was reported in the second quarter of 2015, while being included in the third quarter of 2014.  Excluding the Independence Day holiday from the current quarter increased diluted EPS by $0.03 in the current period.

Medicare Home Health Rule for 2016
On October 29, 2015, the Centers for Medicare and Medicaid Services (CMS) issued its CY2016 Home Health Prospective Payment System Rate Update.  CMS is implementing a 0.13% increase in the National, Standardized 60-Day Episode Payment Amount consisting of a 2.9% “market basket” increase minus a 0.6% productivity adjustment, a 2.71% ($80.95 per episode) rebasing cut, a 0.97% case mix creep cut and an increase of 1.87% to maintain budget neutrality with respect to recalibration of the home health case mix model for CY2016.  The impact of recalibration of the case-mix model on the Company results in CY2016 will depend upon the Company’s actual patient mix in that period.  CMS is also implementing a “Value Based Purchasing” (VBP) demonstration in 9 states (including Florida, Tennessee and Massachusetts where the Company has significant operations) under which certain 2016 agency specific performance measures would be used to establish individual agency reimbursement rates for 2018.  Investors are encouraged to read the rule in its entirety at http://federalregister.gov/a/2015-27931.

Almost Family Reports Third Quarter 2015 Results

November 4, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
	(UNAUDITED)

	Three month period ended		Nine month period ended
	October 2, 2015	September 30, 2014	October 2, 2015	September 30, 2014
Net revenues	$131,232	$125,541	$386,997	$371,072
Cost of service revenues (excluding depreciation & amortization)	69,471	66,521	204,142	197,604
Gross margin	61,761	59,020	182,855	173,468
General and administrative expenses:
Salaries and benefits	36,748	34,959	108,973	104,500
Other	15,687	15,036	47,990	46,260
Deal, transition and other	(1,309)	1,655	(695)	6,012
Total general and administrative expenses	51,126	51,650	156,268	156,772
Operating income	10,635	7,370	26,587	16,696
Interest expense, net	(494)	(401)	(1,247)	(1,078)
Income before income taxes	10,141	6,969	25,340	15,618
Income tax expense	(2,078)	(2,810)	(8,458)	(6,245)
Net income from continuing operations	8,063	4,159	16,882	9,373

Discontinued operations:
Loss from operations, net
of tax of ($1), ($26), ($6) and ($116)	(2)	(39)	(9)	(173)
Net income	8,061	4,120	16,873	9,200
Net (loss) income - noncontrolling interests	(262)	(338)	330	(185)
Net income attributable to Almost Family, Inc.	$7,799	$3,782	$17,203	$9,015

Per share amounts-basic:
Average shares outstanding	9,604	9,347	9,432	9,326
Income from continuing operations attributable to Almost Family, Inc.	$0.81	$0.41	$1.82	$0.99
Discontinued operations	-	-	-	(0.02)
Net income attributable to Almost Family, Inc.	$0.81	$0.41	$1.82	$0.97

Per share amounts-diluted:
Average shares outstanding	9,822	9,443	9,649	9,444
Income from continuing operations attributable to Almost Family, Inc.	$0.79	$0.40	$1.78	$0.97
Discontinued operations	-	-	-	(0.02)
Net income attributable to Almost Family, Inc.	$0.79	$0.40	$1.78	$0.95

Almost Family Reports Third Quarter 2015 Results

November 4, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 2, 2015
ASSETS	(UNAUDITED)	December 31, 2014
CURRENT ASSETS:
Cash and cash equivalents	$6,368	$6,886
Accounts receivable - net	85,269	74,602
Prepaid expenses and other current assets	16,260	10,420
Deferred tax assets	6,510	12,230
TOTAL CURRENT ASSETS	114,407	104,138

PROPERTY AND EQUIPMENT - NET	5,344	5,575
GOODWILL	241,568	192,523
OTHER INTANGIBLE ASSETS	61,664	54,402
OTHER ASSETS	2,857	850
TOTAL ASSETS	$425,840	$357,488

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,602	$9,257
Accrued other liabilities	39,142	42,326
Current portion - notes payable and capital leases	-	51
TOTAL CURRENT LIABILITIES	52,744	51,634

LONG-TERM LIABILITIES:
Revolving credit facility	92,297	46,447
Deferred tax liabilities	14,097	23,510
Other	3,721	2,705
TOTAL LONG-TERM LIABILITIES	110,115	72,662
TOTAL LIABILITIES	162,859	124,296

NONCONTROLLING INTEREST - REDEEMABLE - HEALTHCARE INNOVATIONS	3,639	3,639

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,925 and 9,574
issued and outstanding	992	957
Treasury stock, at cost, 103 and 94 shares of common stock	(2,731)	(2,392)
Additional paid-in capital	119,023	105,862
Noncontrolling interest - nonredeemable	(737)	(420)
Retained earnings	142,795	125,546
TOTAL STOCKHOLDERS' EQUITY	259,342	229,553
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$425,840	$357,488

Almost Family Reports Third Quarter 2015 Results

November 4, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Nine month period ended
	October 2, 2015	September 30, 2014
Cash flows of operating activities:
Net income	$16,873	$9,200
Loss on discontinued operations, net of tax	(9)	(173)
Net income from continuing operations	16,882	9,373
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,626	3,165
Provision for uncollectible accounts	9,298	6,745
Stock-based compensation	1,455	1,337
Deferred income taxes	3,108	1,569
	33,369	22,189
Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(12,580)	(22,167)
Prepaid expenses and other current assets	(4,875)	378
Other assets	(46)	(213)
Accounts payable and accrued expenses	(2,507)	(1,066)
Net cash provided by (used in) operating activities	13,361	(879)

Cash flows of investing activities:
Capital expenditures	(1,753)	(871)
Cost basis investment	(1,000)	-
Acquisitions, net of cash acquired	(55,701)	(964)
Net cash used in investing activities	(58,454)	(1,835)

Cash flows of financing activities:
Credit facility borrowings	163,904	25,542
Credit facility repayments	(118,053)	(29,017)
Debt issuance fees	(1,161)	-
Proceeds from stock option exercises	141	39
Purchase of common stock in connection with share awards	(338)	(52)
Tax impact of share awards	227	(39)
Payment of special dividend in connection with share awards	(50)	(35)
Principal payments on notes payable and capital leases	(54)	(654)
Net cash provided by (used in) financing activities	44,616	(4,216)

Cash flows from discontinued operations
Operating activities	(41)	40
Investing activities	-	2
Net cash provided by discontinued operations	(41)	42

Net change in cash and cash equivalents	(518)	(6,888)
Cash and cash equivalents at beginning of period	6,886	12,246
Cash and cash equivalents at end of period	$6,368	$5,358

Almost Family Reports Third Quarter 2015 Results

November 4, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three months ended
	October 2, 2015		September 30, 2014		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Home Health Operations
Net service revenues:
Visiting Nurse	$98,344	76.1%	$95,116	76.9%	$3,228	3.4%
Personal Care	30,837	23.9%	28,627	23.1%	2,210	7.7%
	129,181	100.0%	123,743	100.0%	5,438	4.4%
Operating income before corporate expenses:
Visiting Nurse	12,052	12.3%	11,175	11.7%	877	7.8%
Personal Care	3,067	9.9%	3,136	11.0%	(69)	-2.2%
	15,119	11.7%	14,311	11.6%	808	5.6%
Healthcare Innovations
Revenue	2,051	100.0%	1,798	100.0%	253	14.1%
Operating gain (loss) before noncontrolling interest	485	23.6%	1,077	59.9%	(592)	-55.0%

Corporate expenses	6,278	4.8%	6,363	5.1%	(85)	-1.3%
Deal and transition costs	(1,309)	-1.0%	1,655	1.3%	(2,964)	-179.1%
Operating income	10,635	8.1%	7,370	5.9%	3,265	44.3%
Interest expense, net	(494)	-0.4%	(401)	-0.3%	(93)	23.2%
Income tax expense	(2,078)	-1.6%	(2,810)	-2.2%	732	-26.0%
Net income from continuing operations	$8,063	6.1%	$4,159	3.3%	$3,904	93.9%

Adjusted EBITDA from home health operations (1)	$10,110	7.7%	$9,129	7.3%	$981	10.7%
Adjusted earnings from home health operations (1)	$5,052	3.8%	$4,412	3.5%	$640	14.5%

(1) See Non-GAAP Financial Measures starting on page 12.

Almost Family Reports Third Quarter 2015 Results

November 4, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Nine month period ended
	October 2, 2015		September 30, 2014		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Home Health Operations
Net service revenues:
Visiting Nurse	$295,627	76.8%	$285,064	77.3%	$10,563	3.7%
Personal Care	89,086	23.2%	83,647	22.7%	5,439	6.5%
	384,713	100.0%	368,711	100.0%	16,002	4.3%
Operating income before corporate expenses:
Visiting Nurse	36,935	12.5%	32,120	11.3%	4,815	15.0%
Personal Care	9,570	10.7%	9,316	11.1%	254	2.7%
	46,505	12.1%	41,436	11.2%	5,069	12.2%
Healthcare Innovations
Revenue	2,284	100.0%	2,361	100.0%	(77)	-3.3%
Operating (loss) gain before noncontrolling interest	(434)	-19.0%	394	16.7%	(828)	-210.2%

Corporate expenses	20,179	5.2%	19,122	5.2%	1,057	5.5%
Deal and transition costs	(695)	-0.2%	6,012	1.6%	(6,707)	-111.6%
Operating income	26,587	6.9%	16,696	4.5%	9,891	59.2%
Interest expense, net	(1,247)	-0.3%	(1,078)	-0.3%	(169)	15.7%
Income tax expense	(8,458)	-2.2%	(6,245)	-1.7%	(2,213)	35.4%
Net income from continuing operations	$16,882	4.4%	$9,373	2.5%	$7,509	80.1%

Adjusted EBITDA from home health operations (1)	$30,551	7.9%	$26,634	7.2%	$3,917	14.7%
Adjusted earnings from home health operations (1)	$15,165	3.9%	$12,621	3.4%	$2,544	20.2%

(1) See Non-GAAP Financial Measures starting on page 12.

Almost Family Reports Third Quarter 2015 Results

November 4, 2015

VISITING NURSE SEGMENT OPERATING METRICS

	Three months ended
	October 2, 2015		September 30, 2014		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	164		159		5	3.1%

All payors:
Patient months	80,940		79,598		1,342	1.7%
Admissions	24,759		24,371		388	1.6%
Billable visits	645,589		627,517		18,072	2.9%

Medicare:
Admissions	21,876	88%	21,531	88%	345	1.6%
Revenue (in thousands)	$92,033	94%	$90,709	95%	$1,324	1.5%
Revenue per admission	$4,207		$4,213		$(6)	-0.1%
Billable visits	580,709	90%	564,626	90%	16,083	2.8%
Recertifications	11,966		11,907		59	0.5%
Payor mix % of Admissions
Traditional Medicare Episodic	84.6%		84.0%		0.6%
Replacement Plans Paid Episodically	4.1%		3.8%		0.3%
Replacement Plans Paid Per Visit	11.3%		12.3%		-1.0%

Non-Medicare:
Admissions	2,883	12%	2,840	12%	43	1.5%
Revenue (in thousands)	$6,311	6%	$4,407	5%	$1,904	43.2%
Revenue per admission	$2,189		$1,552		$637	41.1%
Billable visits	64,880	10%	62,891	10%	1,989	3.2%
Recertifications	774		432		342	79.2%
Payor mix % of Admissions
Medicaid & other governmental	30.6%		24.1%		6.5%
Private payors	69.4%		75.9%		-6.5%

PERSONAL CARE OPERATING METRICS

	Three months ended
	October 2, 2015		September 30, 2014		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	66		61		5	8.2%

Admissions	1,725		1,667		58	3.5%
Patient months of care	25,419		22,663		2,756	12.2%
Billable hours	1,384,466		1,352,720		31,746	2.3%
Revenue per billable hour	$22.27		$21.16		$1.11	5.2%

Almost Family Reports Third Quarter 2015 Results

November 4, 2015

VISITING NURSE SEGMENT OPERATING METRICS

	Nine month period ended
	October 2, 2015		September 30, 2014		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	162		169		(7)	-4.1%

All payors:
Patient months	242,989		239,198		3,791	1.6%
Admissions	75,958		74,022		1,936	2.6%
Billable visits	1,926,660		1,875,922		50,738	2.7%

Medicare:
Admissions	67,965	89%	65,868	89%	2,097	3.2%
Revenue (in thousands)	$280,827	95%	$273,441	96%	$7,386	2.7%
Revenue per admission	$4,132		$4,151		$(19)	-0.5%
Billable visits	1,742,505	90%	1,693,028	90%	49,477	2.9%
Recertifications	35,277		35,962		(685)	-1.9%
Payor mix % of Admissions
Traditional Medicare Episodic	84.4%		83.9%		0.5%
Replacement Plans Paid Episodically	4.0%		3.4%		0.6%
Replacement Plans Paid Per Visit	11.6%		12.7%		-1.1%

Non-Medicare:
Admissions	7,993	11%	8,154	11%	(161)	-2.0%
Revenue (in thousands)	$14,800	5%	$11,623	4%	$3,177	27.3%
Revenue per admission	$1,852		$1,425		$426	29.9%
Billable visits	184,155	10%	182,894	10%	1,261	0.7%
Recertifications	1,681		1,366		315	23.1%
Payor mix % of Admissions
Medicaid & other governmental	30.7%		22.5%		8.2%
Private payors	69.3%		77.5%		-8.2%

PERSONAL CARE OPERATING METRICS

	Nine month period ended
	October 2, 2015		September 30, 2014		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	64		61		3	4.9%

Admissions	4,803		4,839		(36)	-0.7%
Patient months of care	71,907		67,022		4,885	7.3%
Billable hours	3,989,328		3,988,514		814	0.0%
Revenue per billable hour	$22.33		$20.97		$1.36	6.5%

Almost Family Reports Third Quarter 2015 Results

November 4, 2015

HEALTHCARE INNOVATIONS SUPPLEMENTAL DATA

	Three months ended
	October 2, 2015	September 30, 2014	Change
	Amount	Amount	Amount	%
Medicare enrollees under management	83,133	43,972	39,161	89.1%
ACOs under contract	11	7	4	57.1%
Net income - noncontrolling interest	$485	$1,077	(592)	-55.0%
Assets	11,070	9,859	1,211	12.3%
Liabilities	1,124	417	707	169.5%
Non-controlling interest - redeemable	3,639	3,639	-	0.0%
Non-controlling interest - nonredeemable	417	415	2	0.5%

	Nine month period ended
	October 2, 2015	September 30, 2014	Change
	Amount	Amount	Amount	%
Medicare enrollees under management	83,133	43,972	39,161	89.1%
ACOs under contract	11	7	4	57.1%
Net (loss) income - noncontrolling interest	$(434)	$394	(828)	-210.2%
Assets	11,070	9,859	1,211	12.3%
Liabilities	1,124	417	707	169.5%
Non-controlling interest - redeemable	3,639	3,639	-	0.0%
Non-controlling interest - nonredeemable	63	152	(89)	-58.6%

Non-GAAP Financial Measures
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

Adjusted Earnings from Home Health Operations
Adjusted earnings from home health operations is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The presentation of adjusted earnings from home health operations provides investors with pertinent information to enable comparison of financial performance between periods by excluding certain items that the Company believes are not representative of its ongoing operations due to the nature of the items.

The following tables set forth a reconciliation of net income attributable to Almost Family, Inc. to adjusted earnings from home health operations:

Almost Family Reports Third Quarter 2015 Results

November 4, 2015

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EARNINGS
FROM HOME HEALTH OPERATIONS
(In thousands)
	Three month period ended		Nine month period ended
(in thousands)	October 2, 2015	September 30, 2014	October 2, 2015	September 30, 2014
Net income attributable to Almost Family, Inc.	$7,799	$3,782	$17,203	$9,015

Addbacks:
Deal, transition and other, net of tax	(2,702)	985	(2,336)	3,577
Loss on discontinued operations, net of tax	2	39	9	173
Adjusted earnings	5,099	4,806	14,876	12,765
Healthcare Innovations operating (gain) loss after NCI, net of tax	(47)	(394)	289	(144)
Adjusted earnings from home health operations	$5,052	$4,412	$15,165	$12,621

Per share amounts-diluted:
Average shares outstanding	9,822	9,443	9,649	9,444

Net income attributable to Almost Family, Inc.	$0.79	$0.40	$1.78	$0.95

Addbacks:
Deal, transition and other, net of tax	(0.27)	0.13	(0.25)	0.40
Loss on discontinued operations, net of tax	0.00	0.00	0.00	0.02
Adjusted earnings	0.52	0.53	1.53	1.37
Healthcare Innovations operating (gain) loss after NCI, net of tax	(0.01)	(0.04)	0.03	(0.02)
Adjusted earnings from home health operations	$0.51	$0.49	$1.56	$1.35

Almost Family Reports Third Quarter 2015 Results

November 4, 2015

Adjusted EBITDA from Home Health Operations
Adjusted earnings before interest, income tax, depreciation and amortization, amortization of stock-based compensation, deal, transition and other and Healthcare Innovations operating loss (Adjusted EBTIDA from Home Health Operations) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from Adjusted EBITDA from Home Health Operations are significant components in understanding and evaluating financial performance and liquidity.  Management routinely calculates and communicates Adjusted EBITDA from Home Health Operations and believes that it is useful to investors because it provides a common analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  Adjusted EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income from continuing operations to Adjusted EBITDA from Home Health Operations:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
FROM HOME HEALTH OPERATIONS
(In thousands)
	Three month period ended		Nine month period ended
(in thousands)	October 2, 2015	September 30, 2014	October 2, 2015	September 30, 2014
Net income from continuing operations	$8,063	$4,159	$16,882	$9,373
Add back:
Interest expense	494	401	1,247	1,078
Income tax expense	2,078	2,810	8,458	6,245
Depreciation and amortization	846	1,012	2,626	3,165
Stock-based compensation from home health operations	450	465	1,455	1,337
Deal and transition costs	(1,309)	1,655	(695)	6,012
Adjusted EBITDA	10,622	10,502	29,973	27,210
Healthcare Innovations operating (gain) loss	(512)	(1,373)	578	(576)
Adjusted EBITDA from home health operations	$10,110	$9,129	$30,551	$26,634

About Almost Family, Inc.
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Ohio, Tennessee, Kentucky, New York, Connecticut, New Jersey, Massachusetts, Indiana, Pennsylvania, Georgia, Missouri, Illinois, Mississippi and Alabama (in order of revenue significance).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment, a personal care segment and a healthcare innovations segment.  Almost Family operates over 230 branch locations in fourteen U.S. states.

Almost Family Reports Third Quarter 2015 Results

November 4, 2015

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “project,” “anticipate,” “continue,” or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the ability of the Company to integrate, manage and keep secure our information systems; changes in the marketplace and regulatory environment for Health Risk Assessments and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2014, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” With regard to the Company’s investment in Ingenios, in particular given that it is a development-stage enterprise, there can be no assurance that it’s operational and developmental objectives will be realized or that the Company’s investment in Ingenios will be realized in future returns.  The Company undertakes no obligation to update or revise its forward-looking statements.
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